UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 21, 2021

CLANCY CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-213698	30-0944559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2nd Floor, BYD, No. 56, Dongsihuan South Road,

Chaoyang District, Beijing, China

(Address of Principal Executive Offices)

+86 189-1098-4577

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

8.01 Other Events.

On or about June 21, 2021, Mr. Fusheng Lei assigned and transferred 31,000,000 shares of Clancy Corp.’s common Stock to Meillon Equity Transfer Agency Services Ltd., a Nevada corporation (“Mellion”). Mr. Lei is the sole officer and director of Mellion. Prior to the transfer, Mr. Lei owned a total of 45,000,000 shares of common stock of Clancy Corp. The shares of common stock transferred remained restricted securities.

After giving effect to the transfer, the following table sets forth certain information regarding the beneficial ownership of our Common Stock by (i) each named executive officer, (ii) each member of our Board of Directors, (iii) each person deemed to be the beneficial owner of more than five percent (5%) of any class of our common stock, and (iv) all of our executive officers and directors as a group.

Unless otherwise indicated, each person named in the following table is assumed to have sole voting power and investment power with respect to all shares of our common stock listed as owned by such person. The address of each person is deemed to be the address of the issuer unless otherwise noted. The percentage of common stock held by each listed person is based on 153,105,464 shares of common stock outstanding as of the date of this filing.

Pursuant to Rule 13d-3 promulgated under the Exchange Act, any securities not outstanding which are subject to warrants, rights or conversion privileges exercisable within 60 days are deemed to be outstanding for purposes of computing the percentage of outstanding securities of the class owned by such person but are not deemed to be outstanding for the purposes of computing the percentage of any other person. The address of Mr. Meng is the address of the Company.

Name of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class

Officers and Directors
Xiangying Meng	78,403,250	51.2%
All officers and directors as a group (1 individual)	78,403,250	51.2%

5% or greater shareholders
Fusheng Lei(1)	45,000,000	29.4%
Meillon Equity Transfer Agency Services Ltd. (1)	31,000,000	20.2%
Lei Xu(2)	15,000,000	9.8%
Xingyue Liu(3)	7,700,000	5.0%

(1). The amount includes 31,000,000 held by Mellion. The address of Mr. Lei is Room 1401, Building 43, Area B, Linken Park, Yizhuang Town, Daxing District, Beijing, China.  The address for Meillon Equity Transfer Agency Services Ltd. is 1142 S. Diamond Bar Blvd, Suite 450, Diamond Bar, Califonai 91765.

(2). The address of the shareholder is Room 1006, Block B, Building 2, Moer Space, No. 38, Kechuang 5th Street, Yizhuang Town, Daxing District, Beijing, China.

(3). The address of the shareholder is Unit 1504, Unit 1, Building 7, Yard 15, Demao Street, Yinghai Town, Daxing District, Beijing, China.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLANCY CORP.

(Registrant)

/s/ Xiangying Meng

Xiangying Meng

Chief Executive Officer

Date: July 21, 2021